Exhibit 99.1

PROLOR BIOTECH Announces PROPOSED Public Offering of Common Stock

Nes-Ziona, Israel – May 10, 2012 – PROLOR Biotech, Inc. (NYSE Amex: PBTH; TASE: PBTH) today announced that it intends, subject to market conditions, to offer and sell shares of its common stock in an underwritten public offering. Jefferies & Company, Inc. is acting as the sole book-running manager and Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE AMEX: LTS) and Oppenheimer & Co. Inc. are acting as co-managers for the offering.

The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

PROLOR intends to use the net proceeds from this offering for general corporate purposes, which may include research and development expenses, including expenses related to clinical trials, capital expenditures, working capital, and general and administrative expenses. PROLOR may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies.

The offering is being made pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission, or SEC, which the SEC declared effective on April 26, 2012. Before you invest, you should read the base prospectus in such shelf registration statement, the preliminary prospectus supplement, when available, and other documents PROLOR has filed with the SEC, for more complete information about PROLOR and this offering. The offering may be made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained by sending a request to the offices of Jefferies & Company, Inc., Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, NY 10022, or by telephone at 877-547-6340, or by email at Prospectus_Department@Jefferies.com or to Ladenburg Thalmann & Co. Inc., 520 Madison Avenue, 9th floor, New York, NY 10022, or by telephone at 212-409-2000, or by email at CorporateRelations@ladenburg.com, or to Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at 212 667-8563, or by email at EquityProspectus@opco.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT PROLOR

PROLOR Biotech, Inc. is a development stage biopharmaceutical company utilizing patented technology to develop longer-acting, proprietary versions of already-approved therapeutic proteins that currently generate billions of dollars in annual global sales.

Safe Harbor Statement: In addition In addition to historical facts, this press release contains forward-looking statements that involve a number of risks and uncertainties such as those, among others, relating to PROLOR’s expectations regarding the completion, timing and size of its proposed public offering. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as risks and uncertainties associated with PROLOR’s business and finances in general, and the other risks described in PROLOR’s annual report on Form 10-K for the year ended December 31, 2011, as amended, and quarterly report on Form 10-Q for the quarter ended March 31, 2012. PROLOR undertakes no obligation to update the statements contained in this press release after the date hereof.

PROLOR CONTACT:	MEDIA CONTACT:
Investor Relations	Barbara Lindheim
PROLOR Biotech, Inc.	BLL Partners, LLC
Tel: +1 866 644-7811	+1 212 584-2276
blindheim@bllbiopartners.com